REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



Shareholders and Board of Trustees
Burnham Investment Trust
New York, New York

In planning and performing our audits of the financial
statements of Burnham Investors Trust (comprising the
Burnham Fund, Burnham Financial Services Fund and Burnham
Financial Industries Fund, the Funds) as of and for the year ended December 31, 2013, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered the Funds internal control over financial reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form NSAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds internal control over
financial reporting.   Accordingly, we express no such opinion.

The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting.
In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related
costs of controls.   A companys internal control over financial
reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance generally
accepted accounting principles.   A companys internal control over
financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a companys assets that could have a material effect on the financial statements.

Because of inherent limitations, internal control over financial reporting
may not prevent or detect misstatements.   Also, projections of any evaluation
of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or
detect misstatements on a timely basis.   A material weakness is a deficiency,
or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the companys annual or interim financial statements will not be prevented or detected on a timely basis.




Shareholders and Board of Trustees
Burnham Investment Trust
Page Two





Our consideration of the Funds internal control over financial reporting was for the limited purpose
described in the first paragraph and would not
necessarily disclose all deficiencies in internal control that might material weaknesses under standards established by the
Public Company Accounting Oversight
Board (United States).   However, we noted
no deficiencies in the Funds internal control over financial reporting and its operation, including controls for safeguarding securities, which we consider to be material weaknesses, as defined above, as of December 31, 2013.

This report is intended solely for the information and use of management, Shareholders and Board of Trustees of Burnham Investors Trust and the Securities and Exchange Commission, and is not intended to be and should not be used by anyone other than these specified parties.





		TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
February 26, 2014